Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP
1345 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10105
TELEPHONE: (212) 370-1300
FACSIMILE: (212) 370-7889
www.egsllp.com

May 7, 2014
China Commercial Credit, Inc.
No. 1688, Yunli road, Tongli
Wujiang, Jiangsu Province
People’s Republic of China

Re: Registration Statement on Form S-1 (File No. 333-193360)

Ladies and Gentlemen:

We have acted as counsel to China Commercial Credit, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the registration of (i) 1,650,386 shares of the Company’s common stock (the "Common Stock"), par value $0.001 per share (the “Public Offering Shares”) to be offered and sold by the Company; (ii) 99,614 shares of Common Stock (the “Selling Stockholder Shares”) to be offered and sold by the selling stockholders identified in the Registration Statement (“Selling Stockholders”); (iii) warrants (the “Public Offering Warrants”) to purchase 875,000 shares of Common Stock issuable in connection with this offering to the purchasers of Public Offering Shares and Selling Stockholder Shares; (iv) 875,000 shares of Common Stock (the “Public Warrant Shares”) issuable by the Company upon exercise of the Public Offering Warrants; (v) 262,500 shares of Common Stock (the “Over-allotment Shares”), which may be sold upon exercise of a 45-day option (the “Over-allotment Option”) granted to Axiom Capital Management, Inc. (the “Representative”) and ViewTrade (collectively, the “Underwriters”) to cover over-allotments, if any; (vi) warrants (the “Over-allotment Warrants”) to purchase 131,250 shares of Common Stock issuable upon exercise of the Over-allotment Option; (vii) 131,250 shares of Common Stock (the “Over-allotment Warrant Shares”) issuable by the Company upon exercise of the Over-allotment Warrants; (viii) a Representative’s Warrant (the “Representative’s Warrant”) to purchase 122,500 shares of Common Stock issuable in connection with this offering; and (ix) 122,500 shares (the “Representative’s Warrant Shares”) of Common Stock issuable by the Company upon the exercise of the Representative’s Warrant.

For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. With respect to all documents examined by us, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.  We also assumed (i) the persons identified as officers are actually serving as such and that any certificates representing the securities will be properly executed by one or more such persons; (ii) the persons executing the documents examined by us have the legal capacity to execute such documents; (iii) the Registration Statement has been declared effective pursuant to the Act; (iv) the board of directors of the Company will have taken action necessary to set the sale price of the securities; and (v) the purchasers in this offering will actually pay in full all amounts that they have agreed to pay to purchase the securities in this offering.

We are opining solely on all applicable statutory provisions of the Delaware General Corporation Law and all applicable judicial determinations in connection therewith.  We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

1.     Public Offering Shares. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Public Offering Shares will be validly issued, fully paid and non-assessable shares of Common Stock.

2.     Selling Stockholder Shares. The Selling Stockholder Shares are validly issued, fully paid and non-assessable shares of Common Stock.

3.     Over-allotment Shares. When the Registration Statement becomes effective under the Act and when the Over-allotment Option is duly exercised as contemplated by the Registration Statement, the Over-allotment Shares will be validly issued, fully paid and non-assessable shares of Common Stock.

4.     Public Offering Warrants and Public Offering Warrant Shares.  When the Registration Statement becomes effective under the Act, when the terms of the warrant agreement under which the Public Offering Warrant are to be issued (the “Public Offering Warrant Agreement”) are duly established and when the Public Offering Warrant Agreement is duly executed and delivered, such Public Offering Warrant will be the legally binding obligation of the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and when the offering is completed as contemplated by the Registration Statement, such Public Offering Warrants will be duly issued, fully paid and non-assessable. The Public Offering Warrant Shares, when duly issued, delivered, sold and paid for upon exercise of such Public Offering Warrants, will be validly issued, fully paid and non-assessable shares of Common Stock.

5.     Over-allotment Warrants and Over-allotment Warrant Shares.  When the Registration Statement becomes effective under the Act, when the Over-allotment Option is duly exercised, when the terms of the warrant agreement under which the Over-allotment Warrant are to be issued (the “Over-allotment Warrant Agreement”) are duly established and when the Over-allotment Warrant Agreement is duly executed and delivered, such Over-allotment Warrants will be the legally binding obligation of the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and such Over-allotment Warrants will be duly issued, fully paid and non-assessable. The Over-allotment Warrant Shares, when duly issued, delivered, sold and paid for upon exercise of such Over-allotment Warrants, will be validly issued, fully paid and non-assessable shares of Common Stock.

6.     Representative’s Warrant and Representative’s Warrant Shares.  When the Registration Statement becomes effective under the Act, when the terms of the Representative’s Warrant are duly established and when the Representative’s Warrant is duly executed, issued and delivered to the Representative, such Representative’s Warrant will be the legally binding obligation of the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and such Representative’s Warrant will be duly issued, fully paid and non-assessable. The Representative’s Warrant Shares, when duly issued, delivered, sold and paid for upon exercise of such Representative’s Warrants will be validly issued, fully paid and non-assessable shares of Common Stock.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.  We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur.

Very truly yours,
/s/ Ellenoff Grossman & Schole LLP